SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    April 24, 2015

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 24, 2015, Aaron's, Inc. (the “Company”) issued a press release to announce its financial results for the first quarter of 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The press release presents the Company’s net earnings and diluted earnings per share (“EPS”) in accordance with generally accepted accounting principles in the United States (“GAAP”) and in a format that is not in accordance with GAAP that excludes amortization expense related to the acquisition of Progressive. The press release also presents the earnings before interest, taxes, depreciation and amortization of each of the Company’s segments ("Segment EBITDA"). Segment EBITDA financial measures are presented as Non-GAAP financial measures.

Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted EPS and the GAAP net earnings of the Company’s segments, which are also presented in the press release.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits:

Exhibit No.	Description
99.1	Aaron’s, Inc. press release dated April 24, 2015, announcing the Company’s financial results for the first quarter of 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: April 24, 2015		Gilbert L. Danielson Executive Vice President, Chief Financial Officer